Exhibit 5.1

150 Third Avenue South, Suite 2800 Nashville, TN 37201 (615) 742-6200
February 8, 2021
i3 Verticals, Inc.
40 Burton Hills Blvd, Suite 415
Nashville, Tennessee 37215

Re:    Amendment to Shelf Registration Statement of i3 Verticals, Inc. on Form S-3

Ladies and Gentlemen:
This opinion is furnished to you in connection with pre-effective amendment number 1 to the Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of shares of Class A common stock, $0.0001 par value per share (the “Common Stock”), of i3 Verticals, Inc., a Delaware corporation (the “Company”). The Registration Statement relates to the offer and sale, from time to time by certain stockholders of the Company identified therein, of (i) 183,499 shares of Common Stock (the “Exchanged Shares”) underlying i3 Verticals, LLC’s 1.0% Exchangeable Senior Notes due 2025 (the “Exchangeable Notes”) issued to certain persons identified in the Registration Statement as selling stockholders in a private placement consummated on February 18, 2020, and (ii) 1,202,914 shares of Common Stock (the “Acquisition Shares”, and collectively with the Exchanged Shares, the “Shares”) issued to GDSCO GP, BIS HQ GP and Dechomaie Asset Trust Number Two, L.L.C. on February 1, 2021 as partial consideration for the acquisition of substantially all of the assets of Business Information Systems, GP by a subsidiary of the Company.
We are acting as counsel for the Company in connection with the registration for resale of the Shares. In connection with this opinion, we have reviewed the Registration Statement, the Prospectus included in the Registration Statement, and the exhibits thereto. We have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photostatic copies, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate. As to matters of fact material to this opinion, we have relied, without independent verification, upon statements and representations of representatives of the Company and public officials.
The opinion expressed below is also based on the assumption that the Registration Statement has been filed by the Company with the Commission and will be effective at the time that any of the Exchanged Shares are issued, and that persons acquiring the Shares will receive a prospectus containing all of the information required by Part I of the Registration Statement before acquiring such Shares.
Based upon the foregoing, it is our opinion that the Exchanged Shares to be issued by the Company upon conversion of the principal amount of the Exchangeable Notes have been duly authorized and, when issued in accordance with the Exchangeable Notes, will be legally issued, fully paid and nonassessable. Further, based on the foregoing, it is our opinion that the Acquisition Shares have been duly authorized, validly issued, fully paid and non-assessable.

i3 Verticals, Inc.
February 8, 2021

This opinion is limited in all respects to the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting those laws currently in effect), and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.
This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur, which could affect the opinions contained herein. This opinion is being rendered for the benefit of the Company in connection with the matters addressed herein.
We consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus and any Prospectus Supplement under the caption “Legal Matters.” We further consent to the incorporation by reference of this letter and consent into any registration statement or post-effective amendment to the Registration Statement filed pursuant to Rule 462(b) under the Securities Act with respect to the Shares. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Bass, Berry & Sims PLC